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                                                           EXHIBIT 23.4


                  CONSENT OF SHUMAKER, LOOP & KENDRICK, LLP

     We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission as of the date hereof and the related Prospectus of Apartment Investment and Management Company.


                                        SHUMAKER, LOOP & KENDRICK, LLP


                                        By: /s/ John S. Inglis
                                        -------------------------------
                                        John S. Inglis
                                        Managing Partner
Tampa, Florida
September 22, 1997